Annex A
Muzinich & Co., Inc.
Code of Ethics
Updated April 25, 2013

Statement of General Principles

Muzinich & Co., Inc. (“Muzinich” or the “Firm”) has adopted this policy in order to accomplish two primary goals: first, to minimize conflicts and potential conflicts of interest between Muzinich employees and Muzinich’s clients, including funds (“Funds”) registered under the Investment Company Act of 1940 (the “1940 Act”) for which it acts as investment advisor or sub-advisor; and second, to provide policies and procedures consistent with applicable law, including Rule 204A-1 under the Investment Advisers Act of 1940 (the “Advisers Act”) and Rule 17j-1 under the 1940 Act, to prevent fraudulent or manipulative practices with respect to purchases or sales of securities held or to be acquired by client accounts.

All employees of Muzinich are covered by this policy.  Muzinich is entrusted with the assets of our clients for investment purposes.  This fiduciary relationship requires our personnel to place the interests of our clients before their own and to avoid even the appearance of a conflict of interest. All employees must adhere to this general overriding principle as well as comply with the Code’s specific provisions. This is how we earn and keep our clients’ trust.

The Firm has developed and adopted the following general principles to guide its employees:

1.	The interests of clients must be placed first at all times;
2.
All personal securities transactions must be conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility;

3.	Employees should not take inappropriate advantage of their positions; and
4.	Employees must comply with applicable Federal Securities Laws.

It shall be a violation of this Code for any employee, in connection with the purchase or sale, directly or indirectly, of any security or other investment held or to be acquired by any client, including a registered investment company or other entity, to:

1.	Employ any device, scheme or artifice to defraud the client;
2.	Make any untrue statement of a material fact or omit to state a material fact;
3.	Engage in any act, practice or course of business which would operate as a fraud or deceit on a client;
4.	Engage in any manipulative practice with respect to a client;
5.	Engage in late trading or market timing of mutual funds shares.

This Code does not attempt to identify all possible conflicts of interest, and literal compliance with each of its specific provisions will not shield employees from liability for personal trading or other conduct that violates a fiduciary duty to Clients.

Definitions

For purposes of this Code, the following definitions apply:

“Affiliated Fund” - means any registered investment company and series of such company or portion thereof for which Muzinich is the investment manager, investment adviser or sub-advisor.

Muzinich & Co., Inc.
Code of Ethics

Updated April 25, 2013

“Automatic Investment Plan”- means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes dividend reinvestment plans, but does not include a 401k plan.

“Beneficial Ownership”- shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 in determining whether a person is the beneficial owner of a security for purposes of the Securities Exchange Act of 1934 and the rules and regulations thereunder. A beneficial owner is any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the securities. A pecuniary interest in securities means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in those securities. A person is presumed to have an indirect pecuniary interest in securities held by members of a person’s Immediate Family who either reside with, or are financially dependent upon, or whose investments are controlled by, that person. A person also has a beneficial interest in securities held: (i) by a trust in which he or she is a Trustee, has a Beneficial Interest or is the settlor with a power to revoke; (ii) by another person and he or she has a contract or an understanding with such person that the securities held in that person’s name are for his or her benefit; (iii) in the form of a right to acquisition of such security through the exercise of warrants, options, rights, or conversion rights; (iv) by a partnership of which he or she is a member; (v) by a corporation that he or she uses as a personal trading medium; (vi) by a holding company that he or she controls; or (vii) by an investment club of which he or she is a member.

“Covered Security” - any note, stock, treasury stock, security future, bond, municipal bond, debenture, evidence of indebtedness, certificate of interest or participation on any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

For these purposes, the purchase or sale of a Covered Security includes, among other things, the writing of an option to purchase or sell a Covered Security. A security held or to be acquired includes any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security.

The following are not Covered Securities subject to this Code:

•	direct obligations of the U.S. Government;
•	bankers’ acceptances;
•	bank certificates of deposit;
•	commercial paper;
•	high quality short-term debt instruments, including repurchase agreements;
•	shares issued by open-end mutual funds that are not Affiliated Funds; and
•	interests in 529 Plans.

Muzinich & Co., Inc.
Code of Ethics

Updated April 25, 2013

“Discretionary Managed Account”- an account managed on a discretionary basis by a person other than the employee over which an employee certifies that he or she has no direct or indirect influence or control over the selection or disposition of securities and no prior knowledge of transactions therein.

“Immediate Family” - any of the following relatives sharing the same household as the employee: child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, including adoptive relationships. The term also includes any related or unrelated individual who resides with, or is financially dependent upon, or whose investments are controlled by, or whose financial support is materially contributed to by, the employee, including “significant others.”

Personal Investing Activities – Restrictions and Monitoring

Preclearance of Trades
Each employee shall submit a trade request using Muzinich’s automated personal trading system (https://www.complianceelf.com) before placing an order for any transaction in Covered Securities in any account in which the employee has Beneficial Ownership (subject to the exceptions listed below). The system allows Compliance to efficiently monitor personal trading activities. The trade request shall be in substantially the form of Exhibit A. Upon submitting a trade request through the automated personal trading system, employees will receive notification whether the trade request was approved or denied by Compliance.

Any approval received is effective, unless revoked, for the day that the request was submitted and through the end of the following trading day. If the transaction is not executed prior to the end of the following trading day, a new request must be filed and another authorization must be obtained.  Good-until-cancel limit orders are not permitted without daily requests for pre-clearance approval.  Employees must wait for approval before placing the order with their broker.

•	Note: Pre-clearance is required for transactions in Affiliated Funds.

In general, approvals will not be granted for (i) securities in which Muzinich anticipates transacting for client accounts within five trading days; or (ii) securities that are expected to be directly related in price to a security that Muzinich anticipates transacting for client accounts within five trading days (as determined by the Chief Compliance Officer (“CCO”) on a case by case basis); or (iii) any issuer contained on the Firm’s Restricted List.

Exceptions to Trade Preclearance Requirements
Preclearance is not required with respect to any of the following transactions:

•	transactions in Discretionary Managed Accounts;
•
transactions that are non-volitional in nature: e.g. stock splits, stock dividends, exchanges and conversions, mandatory tenders, pro rata distributions to all holders of a class of securities, gifts, inheritances, and margin/maintenance calls (where the securities to be sold or purchased are not directed by the covered person);

•	purchases under an Automatic Investment Plan;
•	transactions in sovereign debt;
•	transactions in Exchange Traded Funds;
•	transactions in government-sponsored enterprises fixed income securities (e.g., FNMA);

Muzinich & Co., Inc.
Code of Ethics

Updated April 25, 2013

•	trades of $400,000 or less (aggregated over five consecutive trading days) in stocks listed in the Dow Jones Industrials Index, the S&P 500, or the Russell 1000 Index.

Restricted Lists/Material Non-Public Information
No employee may acquire or dispose of any direct or indirect Beneficial Ownership in securities of an issuer listed on the Firm’s Restricted List. Although transactions in securities of an issuer listed on the Restricted List are generally prohibited, case-by-case exceptions may be granted by the CCO.

No employee may engage in a transaction with respect to securities of any issuer if the employee is in possession of material non-public information relating to the issuer; any employee with knowledge of material non-public information should inform the CCO of this fact.

Front Running and Scalping
Notwithstanding anything expressly stated in the Code, no Covered Securities may be purchased or sold by any employee if such purchase or sale is effected with a view to making a profit from a change in the price of such security resulting from anticipated transactions by or for a client.

Trading/Black-Out Periods
No employee may acquire or dispose of Beneficial Ownership in a Covered Security if Muzinich is purchasing or selling that Covered Security (or a security whose price is directly related to the price of the Covered Security as determined on a case by case basis by the CCO) for any client or proposes to purchase or sell for any client where such transaction would in any way conflict with or be detrimental to (or appear to conflict with or be detrimental to) the interest of the client;

No employee may acquire or dispose of Beneficial Ownership in a Covered Security (or a security whose price is directly related to the price of the Covered Security as determined on a case by case basis by the CCO) on a day when there is a pending buy or sell order in that security for a client until such order is executed or withdrawn.

Muzinich & Co., Inc.
Code of Ethics

Updated April 25, 2013

Initial Public Offerings
No employee may directly or indirectly acquire Beneficial Ownership in any securities in an Initial Public Offering of securities except with the express written prior approval of the CCO.

Private Placements
No employee may directly or indirectly acquire Beneficial Ownership in an offering of securities in a Private Placement except with the express written prior approval of the CCO.

Recordkeeping and Reporting Requirements
Requirements for Brokerage Accounts
No employee may open an account with any broker, dealer or bank that will hold Covered Securities of which the employee has a direct or indirect Beneficial Ownership interest unless the broker, dealer or bank will electronically transmit transaction data to the online personal trading system.  This requirement does not apply to:

•	Discretionary Managed Accounts
•	401k accounts
•	Dividend Reinvestment Plans

If the CCO provides an exception to this requirement, the employee must direct the broker, dealer or bank to provide to the CCO duplicate confirmations of all transactions and duplicate quarterly and annual statements.

Initial Holdings and Account Reports
At the time of becoming an employee, but in no case later than 10 days from the first date of employment, every new employee shall submit to Compliance a report in substantially the form of Exhibit B, disclosing every Covered Security and Affiliated Fund in which that employee has a direct or indirect Beneficial Ownership interest. The holdings information must be current as of a date no more than 45 days prior to the first date of employment.

At the same time, new employees must also disclose all broker, dealer or bank accounts in which any securities (whether or not they are Covered Securities or Affiliated Fund Shares) as to which the employee has any Beneficial Ownership interest are held, in a report in substantially the form of Exhibit C. Such accounts include Discretionary Managed Accounts, in which case the employee must certify, in a report substantially in the form of Exhibit D, that he or she has no direct or indirect influence or control over the selection or disposition of securities and no prior knowledge of transactions therein. Within 30 days of their first date of employment, new employees are required to move such accounts holding Covered Securities to a broker, dealer or bank that complies with the electronic transmission requirements set forth in “Requirements for Brokerage Accounts,” above.

Additionally, each new employee shall file a report in substantially the form of Exhibit E, indicating that the employee has received, read, understood and will comply with the Code.

All initial holdings and account reports should be submitted through the online personal trading system.

Quarterly Transactions and Account Reports
Every employee shall file with Compliance a report, substantially in the form of Exhibit F, within 30 calendar days following the end of each calendar quarter reflecting all transactions in any Covered Security and Affiliated Fund in which an employee has, or by reason of such transaction acquires or disposes of, any Beneficial Ownership interest, or, alternatively, must confirm that there were no such transactions in the applicable calendar quarter.

At the same time, if not previously submitted, employees must also disclose all broker, dealer or bank accounts in which any securities (whether or not they are Covered Securities or Affiliated Fund Shares) as to which the employee has any Beneficial Ownership interest are held, in a report in substantially the form of Exhibit C.  If such accounts include Discretionary Managed Accounts, the employee must certify, in a report substantially in the form of Exhibit D, if not already submitted, that he or she has no direct or indirect influence or control over the selection or disposition of securities and no prior knowledge of transactions therein.

All quarterly transaction and account reports should be submitted through the online personal trading system.

Annual Reporting
Annually, by a date determined by the Chief Compliance Officer, every employee shall submit to Compliance, a report disclosing every Covered Security and Affiliated Fund in which that employee has a direct or indirect Beneficial Ownership. The information must be current as of a date no more than 45 days prior to the date of the report.  The report shall be substantially in the form of Exhibit B. Employees must also disclose all broker, dealer or bank accounts in which any securities (whether or not they are Covered Securities or Affiliated Fund Shares) as to which the employee has any Beneficial Ownership interest are held. This report shall be substantially in the form of Exhibit C. In the event such accounts include Discretionary Managed Accounts, the employee shall also include a certification substantially in the form of Exhibit D (if not already submitted).

Muzinich & Co., Inc.
Code of Ethics

Updated April 25, 2013

In addition, each employee shall file annually substantially in the form of Exhibit E a certification indicating that the employee has received, read, understood and complied with the Code and the Related Policies.

All annual reports should be submitted through the online personal trading system.

Recordkeeping
The Chief Compliance Officer shall maintain or cause to be maintained in a readily accessible place the following records:
1.	A copy of all Codes of Ethics adopted by Muzinich that have been in effect during the past five years;
2.	A record of any violation of this Code and any action that was taken as a result of such violation for a period of five years from the end of the fiscal year in which the violation occurred;
3.	A record of compliance certifications for each Access Person for the last five years;
4.	A copy of all reports made pursuant to Advisers Act Rule 204A-1 and Rule 17j-1 under the 1940 Act;
5.	A list of all persons who are, or within the preceding five years have been, Access Persons; and
6.	A record of any decision and the reasons therefore, to permit investments in IPOs or limited offerings.

Monitoring and Training
Reporting of Code Violations
Each employee shall promptly notify the CCO of any violation of the Code of which he or she becomes aware.

Monitoring and Review
Compliance, using automated systems and other methods, conducts reviews of all personal securities transactions and holdings reports with a view towards determining whether employees have complied with all provisions of the Code.   The Chief Administrative Officer or Chief Operating Officer shall review and approve/reject submissions under this code by the CCO.
Compliance shall report all material violations of this Code to the Firm’s President and/or Chief Executive Officer, who may impose such sanctions as deemed appropriate, including, among other things, a letter of censure, fine or suspension or termination of the employment of the violator.  Material violations are also reported to the Boards of the Funds promptly and no less frequently than annually.  In addition, the CCO shall certify to the Boards of the Funds no less frequently than annually that the Firm has adopted procedures reasonably necessary to prevent employees from violating the Code.

Training
Each employee must attend a Code of Ethics training session conducted by Compliance within a reasonable time period upon becoming an employee. Compliance is available to all employees at all times for questions as to the application of this Code.

Muzinich & Co., Inc.
Code of Ethics

Updated April 25, 2013

Exceptions
The CCO may grant written exceptions to provisions of the Code in circumstances that present special hardship or special situations determined not to present potential harm to clients or conflict with the spirit and intent of the Code. The exceptions may be granted to individuals or classes of individuals with respect to particular transactions, classes of transactions or all transactions. Exceptions shall be structured to be as narrow as is reasonably practicable with appropriate safeguards designed to prevent abuse of the exception.

Muzinich & Co., Inc.
Code of Ethics

Updated April 25, 2013

EXHIBIT A – PRE-CLEARANCE FORM

Personal Securities Trading Preclearance Request Form

NAME:  _______________________________

ACCOUNT (submit separate request for each account):  __________________________________________

SECURITY TYPE	SECURITY NAME	SYMBOL OR CUSIP #	# OF SHRS, PRINCIPAL AMOUNT, ETC.	APPROX PRICE	PURCHASE (P) SALE (S)	IPO (I) or Private Placement (PP)?	Approved (Y/N)

The person indicated above has stated and represents that:

a)	he/she has no material non-public information relating to the above referenced issuer(s);

b)	there is no conflict of interest in these transactions with respect to client portfolios.

Signature of Employee:                          _______________________________

Date and Time Submitted:                      _______________________________

Compliance Officer:                                 _______________________________

Date and Time Approved/Rejected:     _______________________________

Muzinich & Co., Inc.
Code of Ethics

Updated April 25, 2013

EXHIBIT B – Initial/Annual Holdings Report
As of Date: _/_/20__

Employee Name:   _______________________________________

Brokerage Account Names and Numbers:

ID	Account Name	Broker Name/Account Number
(a)
(b)
(c)
(d)

Acct ID (from above)	Ticker	Security Name	Cusip	Quantity
(a)

This report contains all holdings in Covered Securities in which I have a Beneficial Interest (as both terms are defined in the Code of Ethics).  I certify that all information contained in this report is true and correct as of the date below.

Signature	Date

Muzinich & Co., Inc.
Code of Ethics

Updated April 25, 2013

EXHIBIT C – BROKERAGE ACCOUNTS REPORT

Employee Name: _____________________________________

Account Name	Broker Name	Account Number	Date Opened

I certify that the above reflects all accounts (including brokerage accounts and bank accounts used substantially as brokerage accounts) that have been opened or closed with respect to Covered Securities in which I have a direct or indirect Beneficial Interest (note that this should include the account name and number of discretionary accounts, 529 plans, 401(k) accounts, Affiliated Mutual Fund accounts, automatic investment plans and dividend reinvestment plans).

Signature	Date

Muzinich & Co., Inc.
Code of Ethics

Updated April 25, 2013

EXHIBIT D – DISCRETIONARY MANAGED ACCOUNT LETTER

Name:   _______________________________________________

I hereby certify that the account(s) listed below are fully discretionary managed accounts and that I have no influence or control over any investment decisions made in these account(s) and that the account(s) are solely managed by a Registered Investment Adviser (“RIA”) or employee of a RIA.  In addition, I agree that I shall notify the Chief Compliance Officer immediately should this certification no longer be accurate with respect to any account.

Account Name	Broker Name/Acct #	Name of Discretionary Manager

Employee Signature:               ____________________________________
Date:                                          ____________________________________

Muzinich & Co., Inc.
Code of Ethics

Updated April 25, 2013

EXHIBIT E:                           ACKNOWLEDGEMENT OF RECEIPT OF COMPLIANCE MANUAL AND CODE OF ETHICS

By Signing below, I acknowledge my receipt and understanding of Muzinich & Firm’s policies and procedures as outlined in the Firm’s Compliance Manual.  I hereby further certify that, since the later of (1) the date on which I was first provided with a copy of the Compliance Manual and Code of Ethics of Muzinich & Co., Inc. and (2) the date of the last certification I made to the Firm  regarding my compliance with the policies and procedures set forth in the Compliance Manual and Code of Ethics, I have complied in all material respects with all of the policies and procedures set forth in the Compliance Manual and Code of Ethics, and in all updates to the Compliance Manual and Code of Ethics, distributed to me by or under the authority of the Firm ’s Compliance Officer, except as follows:

(If no exceptions apply, please check the following box____; if exceptions apply, please describe below):

Employee Name:

Signature:

Date:

EXCEPTIONS:

Muzinich & Co., Inc.
Code of Ethics

Updated April 25, 2013

EXHIBIT F – QUARTERLY REPORT
Quarter: __Q 20__

Employee Name:      _________________________________

Trans. Type (B/S)	Ticker	Security Name	Trade Date	Quantity	Price	Broker Name and Account Number

I certify that the above represents all transactions in Covered Securities (as defined in the Code of Ethics) for the quarter to which this report pertains. I certify that all information contained in this is true and correct as of the end of the quarter.

Signature:             _________________________________
Date:                      _____________________